1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Patricia A. Spinella, Investor Relations – 201-847-5453

Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR FOURTH FISCAL QUARTER AND FULL YEAR

•	Fourth-quarter and full-year revenues each increased 10%; annual revenues were $5.4 billion

•	Fourth-quarter and full-year earnings per share from continuing operations, excluding specified items and share-based compensation expense, increased 19% to 83 cents and 20% to $3.07, respectively

•	The Company plans to repatriate $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act

Franklin Lakes, NJ (November 3, 2005) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported quarterly revenues of $1.379 billion for the fourth fiscal quarter ended September 30, 2005, representing an increase of 10 percent over the prior year period. This quarter’s growth rate includes an estimated 2 percent benefit from foreign currency translation. Revenue growth in all segments benefited from foreign currency translation, driven primarily by favorable exchange rates in Latin America, Asia Pacific, and Canada.

“Our excellent results this year were driven, in particular, by our strong international performance, new product revenue growth, and significant margin improvement,” said Edward J. Ludwig, Chairman, President and Chief Executive Officer. “Our Asia Pacific/Japan, Canada, Europe, and Latin American regions contributed double-digit revenue growth and the combination of higher margin products and increased operating effectiveness drove margin expansion. Performance such as this will allow us to continue to increase the pace of our R&D spending while also targeting double-digit earnings growth.”

“Our strong fourth quarter provides a solid foundation for fiscal 2006,” added Mr. Ludwig. “We feel confident in our expectation that earnings will grow by approximately 10 percent. On a performance basis, this equates to about 14 percent, excluding the expected negative impact of foreign currency translation.”

Analyses of Fourth Quarter and Full Fiscal Year 2005 and 2004 Earnings

The following analyses of diluted earnings per share from continuing operations for the fourth quarter and full fiscal year 2005 and 2004 identify specified items and share-based compensation expense that affect comparability of results between periods.

(Table 1)	Three Months Ended September 30,			Twelve-month Period Ended September 30,
	FY2005	FY2004	% Incr.(Decr.)	FY2005	FY2004	% Incr.(Decr.)
Reported Diluted EPS	$0.58	$0.26		$2.77	$1.77

Diluted EPS from Discontinued Operations:
Income from Clontech	–	–		(0.01)	–
Gain on Sale of Clontech	(0.11)	–		(0.11)	–
Write-down of Clontech Net Assets	–	0.44		–	0.44
Rounding	–	–		0.01	–
	(0.11)	0.44		(0.11)	0.44

Diluted EPS from Continuing Operations	0.47	0.70	-33%	2.66	2.21	20%

Specified Items:
Tax Examinations(1)	–	–		(0.04)	–
Tax Rate Impact(2)	0.02	–		–	–
Repatriation Tax Charge(3)	0.27	–		0.27	–
BGM Charges(4)	–	–		–	0.11
Litigation Settlement(5)	–	–		–	0.24
Rounding	–	–		(0.01)	–
	0.29	–		0.22	0.35

Diluted EPS from Continuing Operations Excluding Specified Items	0.76	0.70		2.88	2.56

Share-based Compensation Expense(6)	0.07	–		0.19	–

Diluted EPS from Continuing Operations Excluding Specified Items and Share-based Compensation Expense	$0.83	$0.70	19%	$3.07	$2.56	20%

(1) Included in diluted earnings per share from continuing operations for the fiscal year ended September 30, 2005 is a benefit of approximately 4 cents per diluted share due to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions that occurred in the first quarter.

(2) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The effective tax rate for the year, without taking into account the tax impact of the items described in notes (1), (3) and (6) herein, is 25.5%.

(3) Included in diluted earnings per share from continuing operations for the fourth quarter of fiscal 2005 is 27 cents per diluted share substantially related to the impact on taxes of the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.

(4) Included in fiscal 2004 diluted earnings per share from continuing operations is a first quarter charge of 11 cents per diluted share related to the voluntary recall and write-off of certain blood glucose strip inventory and other actions taken with respect to our blood glucose monitoring products.

(5) Included in fiscal 2004 diluted earnings per share from continuing operations is a third quarter charge of 24 cents per diluted share related to a litigation settlement.

(6) Represents the effect on diluted earnings per share from continuing operations relating to share-based compensation expense in accordance with the first quarter adoption of FASB Statement No. 123 (revised), “Share-Based Payment.”

Based on the foregoing analyses, diluted earnings per share from continuing operations for the fourth fiscal quarter of 2005, excluding specified items and share-based compensation expense, of 83 cents increased by 19 percent over diluted earnings per share from continuing operations of 70 cents for the fourth fiscal quarter of 2004. For the year, diluted earnings per share from continuing operations, excluding specified items and share-based compensation expense, of $3.07 increased by 20 percent over diluted earnings per share from continuing operations, excluding specified items, of $2.56 for fiscal 2004.

Reported diluted earnings per share for the fourth quarter of fiscal 2005 were 58 cents, including a 27 cents per diluted share tax charge that relates substantially to the Company’s planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act, and a gain of 11 cents per diluted share from discontinued operations resulting from the sale of Clontech on August 31, 2005.

Reported diluted earnings per share for the fourth quarter of fiscal 2004 were 26 cents, reflecting a loss of 44 cents per share from discontinued operations and diluted earnings per share from continuing operations of 70 cents.

For the fiscal year ended September 30, 2005, reported revenues were $5.415 billion, representing a 10 percent increase from the prior year, including an estimated 3 percent benefit from foreign currency translation, which was based on favorable exchange rates in all regions. Reported diluted earnings per share for the fiscal year ended September 30, 2005 were $2.77, including the previously noted fourth quarter tax charge of 27 cents per share and a gain of 11 cents per share from discontinued operations resulting from the sale of Clontech.

For fiscal year 2004, reported diluted earnings per share were $1.77, which reflected diluted earnings per share of $2.21 from continuing operations, and a loss of 44 cents per share from discontinued operations. Included in the results of continuing operations for the year were a first quarter charge of 11 cents per share related to our blood glucose monitoring products and a third quarter charge of 24 cents per share related to a litigation settlement.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $762 million, representing an increase of 11 percent from the prior year period. Contributing to the growth of the segment were strong sales in the Diabetes Care unit. Also contributing to growth were solid sales in the Medical Surgical Systems and Pharmaceutical Systems units. U.S. sales of safety-engineered products totaled $130 million, compared with $122 million in the prior year’s quarter. Included in BD Medical revenues for the quarter were international sales of safety-engineered products of $21 million, compared with $16 million in the prior year’s quarter.

For the full fiscal year ended September 30, 2005, total BD Medical segment revenues of $2.958 billion increased by 10 percent from the prior year. U.S. sales of safety-engineered products totaled $490 million, compared with $459 million in the prior year. International sales of safety-engineered products totaled $81 million, compared with $63 million in the prior year.

In the BD Diagnostics segment, worldwide revenues for the quarter were $403 million, representing an increase of 8 percent from the prior year period. The Diagnostic Systems unit of the segment reported revenue growth of 9 percent, due primarily to increased worldwide sales of its newer instrument platforms, BD Phoenix™ and BD ProbeTec™ ET. The Preanalytical Systems unit of the segment reported revenue growth of 7 percent. U.S. sales of safety-engineered products, benefiting from BD Vacutainer® Push Button Blood Collection Set activity, totaled $94 million, compared with $85 million in the prior year’s quarter. Included in Preanalytical Systems revenues for the quarter were international sales of safety-engineered products of $49 million, compared with $39 million in the prior year’s quarter.

For the full fiscal year ended September 30, 2005, total BD Diagnostics segment revenues of $1.657 billion increased by 8 percent from the prior year. U.S. sales of safety-engineered products totaled $352 million, compared with $317 million in the prior year. International sales of safety-engineered products totaled $192 million, compared with $140 million in the prior year.

In the BD Biosciences segment, worldwide revenues from continuing operations for the quarter were $214 million, representing an increase of 12 percent from the prior year period. Research instrument and reagent sales continued to be the primary growth contributors, driven by increased demand for research analyzers. As in the previous two quarters, increased sales of Discovery Labware products also contributed to revenue growth.

For the full fiscal year ended September 30, 2005, total BD Biosciences segment revenues of $800 million increased by 11 percent from the prior year, representing continued strong sales of flow cytometry instruments and reagents.

Geographic Results

Fourth quarter revenues in the U.S. of $687 million represented an increase of 9 percent over the prior year period. Revenues outside the U.S. of $692 million represented an increase of 11 percent over the prior year period, including an estimated 3 percent benefit from foreign currency translation.

For the full fiscal year ended September 30, 2005, revenues in the U.S. of $2.591 billion represented an increase of 6 percent over the prior year. Revenues outside of the U.S. of $2.824 billion represented an increase of 13 percent over the prior year, including an estimated 5 percent benefit from foreign currency translation.

Fiscal 2006 Outlook for Full Year and First Quarter

The Company estimates that diluted earnings per share from continuing operations for the fiscal year 2006 will increase approximately 10 percent over diluted earnings per share from continuing operations, excluding specified items, of $2.88 for the fiscal year 2005.

The Company also estimates that diluted earnings per share from continuing operations for the first fiscal quarter of 2006 will increase approximately 10 percent over diluted earnings per share from continuing operations, excluding specified items, of 68 cents for the first fiscal quarter of 2005.

The following analyses of estimated diluted earnings per share from continuing operations for the first fiscal quarter and full year identify specified items that affect the comparability of results between periods.

(Table 2)	Three Months Ended December 31,			Twelve months Ended September 30,
	FY2006	FY2005	% Incr.	FY2006	FY2005	% Incr.
	(Estimated)			(Estimated)
Diluted EPS from Continuing Operations	$0.74-$0.75	$0.74	0%-1%	$3.15-$3.19	$2.66	18%-20%

Specified Items:
Tax Examinations(1)	–	(0.04)		–	(0.04)
Tax Rate Impact(2)	–	(0.02)		–	–
Repatriation Tax Charge(3)	–	–		–	0.27
Rounding	–	–		–	(0.01)
	–	(0.06)		–	0.22

Diluted EPS from Continuing Operations Excluding Specified Items	$0.74-$0.75	$0.68	9%-10%	$3.15-$3.19	$2.88	9%-11%

(1) Represents the effect on estimated diluted earnings per share from continuing operations of the reversal of tax reserves in the first fiscal quarter in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(2) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for fiscal 2005.

(3) Included in diluted earnings per share from continuing operations for the fourth quarter of fiscal 2005 is 27 cents per diluted share substantially related to the impact on taxes of the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.

Conference Call Information

A conference call regarding BD’s fourth fiscal quarter and full year results and its expectations for the first fiscal quarter and full fiscal year 2006 will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Thursday, November 3, 2005. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-866-347-5807 (domestic) and 1-203-369-0023 (international) through the close of business on November 10, 2005.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. To learn more about BD, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2006 Outlook for Full Year and First Quarter,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); changes in healthcare or other governmental regulation; and issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per-share data)

	Three Months Ended September 30,
	2005		2004	% Change

REVENUES	$1,379,476		$1,253,278	10.1

Cost of products sold	662,746	(1)	620,978	6.7
Selling and administrative	376,510	(1)	320,269	17.6
Research and development	76,552	(1)	58,708	30.4
TOTAL OPERATING COSTS AND EXPENSES	1,115,808		999,955	11.6

OPERATING INCOME	263,668		253,323	4.1

Interest expense, net	(2,013)		(8,592)	(76.6)
Other expense, net	(977)		(161)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	260,678		244,570	6.6

Income tax provision	139,103		61,236	NM

INCOME FROM CONTINUING OPERATIONS	121,575		183,334	(33.7)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS NET OF INCOME TAX BENEFIT OF $15,986 IN 2005 AND $8,349 IN 2004, RESPECTIVELY	27,519		(115,890)	NM

NET INCOME	$149,094		$67,444	NM

EARNINGS PER SHARE

Basic:
Income from continuing operations	$0.49		$0.73	(32.9)
Income (loss) from discontinued operations	$0.11		$(0.46)	NM
Net income	$0.60		$0.27	NM

Diluted:
Income from continuing operations	$0.47		$0.70	(32.9)
Income (loss) from discontinued operations	$0.11		$(0.44)	NM
Net income	$0.58		$0.26	NM

AVERAGE SHARES OUTSTANDING

Basic	249,236		250,202
Diluted	256,878		261,334

NM - Not Meaningful

(1)	Includes share-based compensation expense in accordance with the first quarter adoption of SFAS No. 123 (revised), “Share-Based Payment”.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Three Months Ended September 30,

(Unaudited; Amounts in thousands, except per-share data)

	2005
	As Reported	SFAS# 123(revised) Adoption (1)	Tax Rate Impact (2)	Repatriation Tax Charge (3)	Excluding Items

Cost of products sold	$662,746	$(3,456)	$–	$–	$659,290
as a % of revenues	48.0%				47.8%

Gross profit	716,730	3,456	–	–	720,186
as a % of revenues	52.0%				52.2%

Selling and administrative	376,510	(19,570)	–	–	356,940
as a % of revenues	27.3%				25.9%

Research and development	76,552	(2,149)	–	–	74,403
as a % of revenues	5.5%				5.4%

Operating Income	263,668	25,175	–	–	288,843
as a % of revenues	19.1%				20.9%

Income taxes	139,103	7,610	(4,181)	(69,638)	72,894
effective tax rate	53.4%				25.5%

Income from continuing operations	121,575	17,565	4,181	69,638	212,959
as a % of revenues	8.8%				15.4%

Diluted earnings per share
Income from continuing operations	$0.47	$0.07	$0.02	$0.27	$0.83
Income from discontinued operations	$0.11	$–	$–	$–	$0.11
Diluted earnings per share	$0.58	$0.07	$0.02	$0.27	$0.94

(1)	Relates to the first quarter adoption of SFAS No. 123 (revised), "Share-Based Payment". Fiscal 2004 amounts have not been restated.
(2)	Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year.
(3)	Relates substantially to the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per-share data)

	Twelve Months Ended September 30,
	2005		2004	% Change
REVENUES	$5,414,681		$4,934,745	9.7

Cost of products sold	2,662,029	(1)	2,500,362 (2)	6.5
Selling and administrative	1,449,856	(1)	1,311,467	10.6
Research and development	271,626	(1)	235,649	15.3
Litigation settlement	–		100,000	NM
TOTAL OPERATING COSTS AND EXPENSES	4,383,511		4,147,478	5.7
OPERATING INCOME	1,031,170		787,267	31.0

Interest expense, net	(19,252)		(29,607)	(35.0)
Other (expense) income, net	(7,064)		(4,792)	47.4
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,004,854		752,868	33.5

Income tax provision	312,571		170,364	83.5
INCOME FROM CONTINUING OPERATIONS	692,283		582,504	18.8

INCOME (LOSS) FROM DISCONTINUED OPERATIONS NET OF INCOME TAX BENEFIT OF $14,439 IN 2005 AND $7,961 IN 2004, RESPECTIVELY	29,980		(115,102)	NM

NET INCOME	$722,263		$467,402	54.5

EARNINGS PER SHARE

Basic:
Income from continuing operations	$2.75		$2.30	19.6
Income (loss) from discontinued operations	$0.12		$(0.46)	NM
Net income (3)	$2.87		$1.85	55.1

Diluted:
Income from continuing operations	$2.66		$2.21	20.4
Income (loss) from discontinued operations	$0.11		$(0.44)	NM
Net income	$2.77		$1.77	56.5

AVERAGE SHARES OUTSTANDING

Basic	251,429		252,011
Diluted	260,712		263,337

NM - Not Meaningful

(1)	Includes share-based compensation expense in accordance with the first quarter adoption of SFAS No. 123 (revised), "Share-Based Payment".
(2)	Includes a $45,024 charge associated with blood glucose monitoring (BGM) products.
(3)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Twelve Months Ended September 30,

(Unaudited; Amounts in thousands, except per-share data)

	2005
	As Reported	SFAS# 123(revised) Adoption (1)	Tax Examinations (2)	Repatriation Tax Charge (3)	Excluding Items

Cost of products sold	$2,662,029	$(9,749)	$–	$–	$2,652,280
as a % of revenues	49.2%				49.0%

Gross profit	2,752,652	9,749	–	–	2,762,401
as a % of revenues	50.8%				51.0%

Selling and administrative	1,449,856	(54,454)	–	–	1,395,402
as a % of revenues	26.8%				25.8%

Research and development	271,626	(5,996)	–	–	265,630
as a % of revenues	5.0%				4.9%

Operating Income	1,031,170	70,199	–	–	1,101,369
as a % of revenues	19.0%				20.3%

Income taxes	312,571	19,941	11,265	(69,638)	274,139
effective tax rate	31.1%				25.5%

Income from continuing operations	692,283	50,258	(11,265)	69,638	800,914
as a % of revenues	12.8%				14.8%

Diluted earnings per share
Income from continuing operations (4)	$2.66	$0.19	$(0.04)	$0.27	$3.07
Income from discontinued operations	$0.11	$–	$–	$–	$0.11
Diluted earnings per share	$2.77	$0.19	$(0.04)	$0.27	$3.19
(1)	Relates to the first quarter adoption of SFAS No. 123 (revised), “Share-Based Payment”. Fiscal 2004 amounts have not been restated.
(2)	Relates to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions that occurred in the first quarter.
(3)	Relates substantially to the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.
(4)	Total per share amounts may not add due to rounding.

	2004
	As Reported	BGM Charges (5)	Litigation Settlement (6)	Excluding Charges

Gross Profit	$2,434,383	$45,024	$–	$2,479,407
as a % of revenues	49.3%			50.2%

Operating Income	787,267	45,024	100,000	932,291
as a % of revenues	16.0%			18.9%

Income from continuing operations	582,504	27,915	63,000	673,419
as a % of revenues	11.8%			13.6%

Diluted earnings per share
Income from continuing operations	$2.21	$0.11	$0.24	$2.56
Loss from discontinued operations	$(0.44)	$–	$–	$(0.44)
Diluted earnings per share	$1.77	$0.11	$0.24	$2.12

(5)	Relates to the fiscal 2004 charge associated with blood glucose monitoring (BGM) products.
(6)	Relates to the fiscal 2004 charge associated with a litigation settlement.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
	2005	2004	% Change

BD MEDICAL
United States	$368,752	$334,189	10.3
International	393,631	353,822	11.3
TOTAL	$762,383	$688,011	10.8

BD DIAGNOSTICS
United States	$218,768	$207,979	5.2
International	184,001	165,645	11.1
TOTAL	$402,769	$373,624	7.8

BD BIOSCIENCES
United States	$99,623	$89,157	11.7
International	114,701	102,486	11.9
TOTAL	$214,324	$191,643	11.8

TOTAL REVENUES
United States	$687,143	$631,325	8.8
International	692,333	621,953	11.3
TOTAL	$1,379,476	$1,253,278	10.1

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Twelve Months Ended September 30,
	2005	2004	% Change

BD MEDICAL
United States	$1,366,688	$1,274,936	7.2
International	1,591,400	1,405,229	13.2
TOTAL	$2,958,088	$2,680,165	10.4

BD DIAGNOSTICS
United States	$869,187	$839,157	3.6
International	787,877	692,482	13.8
TOTAL	$1,657,064	$1,531,639	8.2

BD BIOSCIENCES
United States	$355,076	$321,796	10.3
International	444,453	401,145	10.8
TOTAL	$799,529	$722,941	10.6

TOTAL REVENUES
United States	$2,590,951	$2,435,889	6.4
International	2,823,730	2,498,856	13.0
TOTAL	$5,414,681	$4,934,745	9.7

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30,

(Unaudited; Amounts in thousands)

	United States
	2005	2004	% Change

BD MEDICAL
Medical Surgical Systems	$224,809	$208,185	8.0
Diabetes Care	111,160	91,397	21.6
Pharmaceutical Systems	27,273	29,014	(6.0)
Ophthalmic Systems	5,510	5,593	(1.5)
TOTAL	$368,752	$334,189	10.3

BD DIAGNOSTICS
Preanalytical Systems	$120,843	$117,624	2.7
Diagnostic Systems	97,925	90,355	8.4
TOTAL	$218,768	$207,979	5.2

BD BIOSCIENCES
Discovery Labware	$30,262	$26,588	13.8
Immunocytometry Systems	50,242	43,973	14.3
Pharmingen	19,119	18,596	2.8
TOTAL	$99,623	$89,157	11.7

TOTAL UNITED STATES	$687,143	$631,325	8.8

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	International
				% Change
	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$203,991	$184,984	10.3	4.5	5.8
Diabetes Care	70,671	63,707	10.9	6.7	4.2
Pharmaceutical Systems	109,505	96,621	13.3	11.7	1.6
Ophthalmic Systems	9,464	8,510	11.2	9.9	1.3
TOTAL	$393,631	$353,822	11.3	7.0	4.3

BD DIAGNOSTICS
Preanalytical Systems	$97,806	$87,504	11.8	8.2	3.6
Diagnostic Systems	86,195	78,141	10.3	7.6	2.7
TOTAL	$184,001	$165,645	11.1	7.9	3.2

BD BIOSCIENCES
Discovery Labware	$23,835	$22,366	6.6	4.4	2.2
Immunocytometry Systems	77,428	65,631	18.0	16.4	1.6
Pharmingen	13,438	14,489	(7.3)	(7.6)	0.3
TOTAL	$114,701	$102,486	11.9	10.4	1.5

TOTAL INTERNATIONAL	$692,333	$621,953	11.3	7.8	3.5

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$428,800	$393,169	9.1	6.3	2.8
Diabetes Care	181,831	155,104	17.2	15.5	1.7
Pharmaceutical Systems	136,778	125,635	8.9	7.6	1.3
Ophthalmic Systems	14,974	14,103	6.2	5.4	0.8
TOTAL	$762,383	$688,011	10.8	8.6	2.2

BD DIAGNOSTICS
Preanalytical Systems	$218,649	$205,128	6.6	5.1	1.5
Diagnostic Systems	184,120	168,496	9.3	8.0	1.3
TOTAL	$402,769	$373,624	7.8	6.4	1.4

BD BIOSCIENCES
Discovery Labware	$54,097	$48,954	10.5	9.5	1.0
Immunocytometry Systems	127,670	109,604	16.5	15.6	0.9
Pharmingen	32,557	33,085	(1.6)	(1.8)	0.2
TOTAL	$214,324	$191,643	11.8	11.0	0.8

TOTAL REVENUES	$1,379,476	$1,253,278	10.1	8.3	1.8

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30,

(Unaudited; Amounts in thousands)

	United States
	2005	2004	% Change

BD MEDICAL
Medical Surgical Systems	$852,804	$803,529	6.1
Diabetes Care	391,109	340,669	14.8
Pharmaceutical Systems	101,128	108,027	(6.4)
Ophthalmic Systems	21,647	22,711	(4.7)
TOTAL	$1,366,688	$1,274,936	7.2

BD DIAGNOSTICS
Preanalytical Systems	$462,939	$447,020	3.6
Diagnostic Systems	406,248	392,137	3.6
TOTAL	$869,187	$839,157	3.6

BD BIOSCIENCES
Discovery Labware	$110,419	$100,821	9.5
Immunocytometry Systems	169,895	148,741	14.2
Pharmingen	74,762	72,234	3.5
TOTAL	$355,076	$321,796	10.3

TOTAL UNITED STATES	$2,590,951	$2,435,889	6.4

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	International
				% Change
	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$808,346	$737,194	9.7	4.1	5.6
Diabetes Care	282,911	245,521	15.2	9.4	5.8
Pharmaceutical Systems	462,143	389,394	18.7	13.1	5.6
Ophthalmic Systems	38,000	33,120	14.7	9.7	5.0
TOTAL	$1,591,400	$1,405,229	13.2	7.7	5.5

BD DIAGNOSTICS
Preanalytical Systems	$391,892	$340,976	14.9	9.3	5.6
Diagnostic Systems	395,985	351,506	12.7	7.7	5.0
TOTAL	$787,877	$692,482	13.8	8.5	5.3

BD BIOSCIENCES
Discovery Labware	$96,142	$89,319	7.6	2.8	4.8
Immunocytometry Systems	282,488	248,410	13.7	9.3	4.4
Pharmingen	65,823	63,416	3.8	0.2	3.6
TOTAL	$444,453	$401,145	10.8	6.4	4.4

TOTAL INTERNATIONAL	$2,823,730	$2,498,856	13.0	7.7	5.3

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in thousands)

	Total
				% Change
	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,661,150	$1,540,723	7.8	5.2	2.6
Diabetes Care	674,020	586,190	15.0	12.5	2.5
Pharmaceutical Systems	563,271	497,421	13.2	8.8	4.4
Ophthalmic Systems	59,647	55,831	6.8	3.9	2.9
TOTAL	$2,958,088	$2,680,165	10.4	7.4	3.0

BD DIAGNOSTICS
Preanalytical Systems	$854,831	$787,996	8.5	6.1	2.4
Diagnostic Systems	802,233	743,643	7.9	5.5	2.4
TOTAL	$1,657,064	$1,531,639	8.2	5.8	2.4

BD BIOSCIENCES
Discovery Labware	$206,561	$190,140	8.6	6.4	2.2
Immunocytometry Systems	452,383	397,151	13.9	11.1	2.8
Pharmingen	140,585	135,650	3.6	2.0	1.6
TOTAL	$799,529	$722,941	10.6	8.1	2.5

TOTAL REVENUES	$5,414,681	$4,934,745	9.7	7.0	2.7